Exhibit 10.40

SHARE PURCHASE AND SALE AGREEMENT

This SHARE PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into as of July 22, 2025 (the “Effective Date”), by, between, and among LOTTERY.COM INC., a corporation organized and existing under the laws of the State of Delaware, and having its principal office at 5049 Edwards Road, 4th Floor, Fort Worth, Texas 76109 (“Buyer” or “LTRY”), CONCERTS INC., a corporation organized and existing under the laws of the State of Nevada, and having its principal office at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701 (“Seller”), and DOTCOM VENTURES INC., a corporation organized and existing under the laws of the State of Nevada, and having its principal office at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701 (“Company” or “DVI”). Each of Buyer, Seller, and Company may be referred hereinafter as a “Party” or collectively as the “Parties”.

WHEREAS, Buyer, is a publicly traded company listed on The Nasdaq Stock Market (“Nasdaq”) with the ticker symbol “SEGG” (formerly trading as “LTRY”);

WHEREAS, Seller owns one hundred percent (100%) of the issued and outstanding common stock, $0.0001 par value, of DVI, its sole series and class of capital stock (the “Company Stock”);

WHEREAS, Seller sold and DVI purchased all of the assets owned by Seller with respect to “Concerts.com” and “TicketStub.com” pursuant to the Asset Purchase Agreement between Seller and DVI dated May 1, 2025 (“Seller and DVI Asset Purchase Agreement”)1, and DVI now owns one-hundred percent of all of the assets (tangible, intangible, and intellectual property) set forth in Exhibit A of this Agreement (the “Assets”); and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, up to the entire issued share capital of Company, as set forth in this Agreement, thereby acquiring all assets (tangible, intangible, and intellectual property) held by DVI, including, but not limited to, any domain names and related assets for the domain names <concerts.com> and <ticketstub.com> as further described in Exhibit A, upon the terms and conditions hereinafter set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Buyer, Company, and Seller agree as follows:

Article I.
PURCHASE AND SALE

1.01 Purchase and Sale of Shares. Upon the terms and conditions of this Agreement, Buyer agrees to purchase and accept delivery from Seller and Seller agrees to sell, assign, transfer, and deliver to Buyer, at the Closing set forth in Section 1.04, subject to receipt of full and timely consideration set forth in Section 1.03, the following shares of Company set forth below, free and clear of all liens, security, collateralization, pledge, claims, charges, equities, or encumbrances of any kind:

Fifty-One Thousand (51,000) shares of common stock in DVI held by Seller, which represents a Fifty-One Percent (51.00%) ownership and majority interest in Company (the “Subject Shares”).

1 The foregoing description of Seller and DVI Asset Purchase Agreement is qualified in its entirety by reference to Seller and DVI Asset Purchase Agreement. For a complete description of Seller and DVI Asset Purchase Agreement, Seller and DVI acknowledge, warrant and represent that a true and accurate copy of Seller and DVI Asset Purchase Agreement is incorporated by reference and attached herein as Exhibit A-1.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

1.02 [Intentionally Omitted.]

1.03 Consideration. Subject to Due Diligence (as defined in Section 4.02 below), as consideration for the purchase of the Subject Shares, Buyer will satisfy the purchase price of Five Million Dollars USD ($5,000,000.00) (the “Purchase Price”) as follows:

Purchase Price: The Parties mutually agree that, at Closing (as defined in Section 1.04), Buyer will have the option at its sole discretion to pay Seller the Purchase Price as follows: (i) in cash; (ii) as Payment-In-Kind (as defined below) equivalent to the Purchase Price; or (iii) a combination of cash and Payment-In-Kind (as defined below); together totaling the equivalent of the Purchase Price. The term “Payment-In-Kind” means restricted stock units of common shares in LTRY to be applied towards the Purchase Price at a fixed price of Three Dollars USD ($3.00) per share (the “Fixed Price”), irrespective of the trading price of LTRY stock at the execution of this Agreement or the Closing Date. At Closing, in the event that Buyer elects to make a Payment-In-Kind for any portion of the Purchase Price, Buyer will cause to be issued to Seller the equivalent in restricted stock units of common shares in LTRY to be applied towards the Purchase Price. Seller will receive at Buyer’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), the Payment-In-Kind within three (3) business days following the Closing Date. Any Payment-In-Kind made as part of the consideration to satisfy any portion of the Purchase Price due at Closing will carry full piggyback registrations rights (as defined below) for the benefit of Seller and Seller’s transferees, if any.

True-Up and Downside Protection: In the event the closing price of the restricted stock units of common shares in Lottery.com Inc. to be issued to Seller as Payment-In-Kind at Closing is lower than the Fixed Price at the close of trading on April 30, 2026 (the “Reprice Date”), then the Fixed Price will be adjusted downward to the VWAP of the common stock for the five (5) consecutive trading days immediately preceding the Reprice Date (the “Market Price”). Accordingly, Buyer will be obligated to tender Seller additional restricted stock units of common shares in LTRY to true up the difference between the Fixed Price and the Market Price (the “True-Up”). The True-Up is designed to provide downside protection to Seller for consideration tendered by Buyer as Payment-In-Kind for the Purchase Price at Closing. Any Payment-In-Kind made as part of the True-Up will carry full piggyback registrations rights for the benefit of Seller and Seller’s transferees, if any.

The term “business day” means any day of the week other than Saturday, Sunday, or any other day on which Nasdaq is closed for business. The term “piggyback registration rights” means the right for all Payment-In-Kind shares of LTRY issued at Closing or upon True-Up to be registered alongside any other shares of LTRY that are registered for sale from time to time with the Securities and Exchange Commission (“SEC”) for offer or sale to the public, including pursuant to any amendment of any existing effective or pending registration as at Closing; provided, however, that such term will exclude: (i) any such registration statement that is for the benefit of reselling shareholders who have received shares from LTRY in exchange for cryptocurrency; and (ii) any prior registration statement that excludes the shares of reselling shareholders.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

Each of the Parties hereby acknowledges and agrees that this Section 1.03 will survive Closing.

1.04 Closing. The completion of the purchase and sale of the Subject Shares (the “Closing”) will take place remotely on or before July 25, 2025 (the “Closing Date”). Buyer will provide notice of its intent to close, at its sole discretion, to Seller and Company at least one (1) business day prior to Closing. Closing will occur on a business day.

Closing will take place in accordance with Section 3.01, and each Party will have performed all of the obligations set forth in Section 3.01 on or before Closing, but not later than the Closing Date.

1.05 Broker Fee/Commission. No broker is entitled to a fee or commission by any Party in connection with this Agreement.

1.06 Call Option. At Closing, Seller will grant to Buyer the right to purchase the balance of the issued and outstanding shares of common stock of DVI held by Seller in excess of the Subject Shares as follows (the “Option”): (i) Ten Thousand (10,000) shares for One Million Dollars ($1,000,000.00) cash by not later than December 31, 2025; (ii) Fifteen Thousand (15,000) shares for One Million Five Hundred Thousand Dollars ($1,500,000.00) cash by not later than May 31, 2026; (iii) Five Thousand (5,000) shares for Five Hundred Thousand Dollars ($500,000.00) cash by not later than December 31, 2025; and (iv) Nineteen Thousand (19,000) shares for Two Million Dollars ($2,000,000.00) in either shares or cash by not later than May 16, 2025 (the “Final Payment”). The Final Payment will be made by Buyer in cash or stock or a combination of both at the election of Buyer; provided that the issuance price of any such shares of LTRY common stock will be at the VWAP of the common stock for the five (5) consecutive trading days immediately preceding the exercise date. At Closing, the Option will be deemed to be coupled with an interest and irrevocable, except that a portion of the Option will be revoked automatically upon the expiration of the funding deadlines set forth above without full payment of the corresponding funding obligation to Seller. All cash proceeds from the exercise of the Option will be used first to satisfy the outstanding obligations set forth below in Section 2.03.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

Article II.
ASSETS ACQUIRED IN STOCK PURCHASE AND SALE

2.01 Definitions. Under this Article and this Agreement generally, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the following meanings, respectively:

Assets	the assets described in Exhibit A;
Data Room	the virtual data room accessed via the link set out immediately below the table of definitions;
Disclosed	fairly disclosed to Buyer in such manner and with sufficient detail to enable Buyer to make an informed assessment of the nature and scope of the matters, facts or circumstances disclosed and the extent and impact of their consequences;
Disclosure Documents	the documents contained in the Data Room at Closing; and

Data Room link: https://www.dropbox.com/home/DotCom%20Ventures%20Inc.%20-%20LTRY%20Data%20Room

2.02 Assets. Company owns the Assets set forth in Exhibit A, which were acquired from Seller pursuant to the Asset Purchase Agreement attached as Exhibit A-1 and are further detailed in the Data Room, and such Assets are free and clear of all liens, security, collateralization, pledge, claims, charges, equities or encumbrances of any kind (“Encumbrances”), except as set forth in Section 2.03 of this Agreement.

2.03 Encumbrances on Assets. The Assets set forth in Exhibit A, are and will remain subject to the Encumbrances described below in this Section 2.03 until such time as the related obligations are paid in full, in cash, in accordance with the terms and conditions of such obligations.

(a) “Concerts.com” Domain Name and Assets. The domain name <concerts.com> and all associated and ancillary assets related to the <concerts.com> domain name, as described in Exhibit A, are subject to:

(i) BYP Note and BYP Security. A Senior Secured Promissory Note payable to Bill Young Productions Inc. (“BYP”) by DVI dated May 1, 2025, in the amount of One Million Dollars USD ($1,000,000.00) (the “BYP Note”), and a Senior Security Agreement in favor of BYP dated May 1, 2025 (the “BYP Security”), created an Encumbrance on certain Assets described below. The BYP Note is by and between DVI (as Borrower) and BYP (as Lender) whereby DVI promises to pay BYP the principal sum of $1,000,000.00 in United States currency and accrued interest on or before the maturity date of December 31, 2025 (the “BYP Note Maturity Date”). As security for the obligations under the BYP Note and every extension or renewal thereof, DVI granted, pledged, conveyed, and delivered to BYP a security interest in all of the right, title, and interest of DVI, in and to the personal property set forth in Schedule A of the BYP Security as the “Collateral” (the term “Collateral” as defined in the BYP Security). The foregoing description of the BYP Note and BYP Security is qualified in its entirety by reference to the BYP Note and BYP Security. For a complete description of the BYP Note and BYP Security, DVI acknowledges, warrants and represents that a true and accurate copy of the BYP Note and BYP Security are incorporated by reference and attached herein as Exhibit B; and

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

(ii) Seller’s Junior Note and Seller’s Junior Security Agreement. A Junior Secured Promissory Note payable to Seller in the amount of One Million Five Hundred Thousand Dollars USD ($1,500,000.00) (“Seller’s Junior Note”) and Seller’s Junior Security Agreement in favor of Seller dated May 1, 2025 (the “Seller’s Junior Security Agreement”) created an Encumbrance on certain Assets described below. Seller’s Junior Note is by and between DVI (as Borrower) and Seller (as Lender) whereby DVI promises to pay Seller the principal sum of $1,500,000.00 in United States currency and accrued interest on or before the maturity date of May 31, 2026 (“Seller’s Junior Note Maturity Date”). As security for the obligations under Seller’s Junior Note and every extension or renewal thereof, DVI granted, pledged, conveyed, and delivered to Seller a security interest in all of the right, title, and interest of DVI, in and to the personal property set forth in Schedule A of Seller’s Junior Security Agreement as the “Collateral” (the term “Collateral” as defined in the BYP Security). The foregoing description of Seller’s Junior Note and Seller’s Junior Security Agreement is qualified in its entirety by reference to Seller’s Junior Note and Seller’s Junior Security Agreement. For a complete description of Seller’s Junior Note and Seller’s Junior Security Agreement, Seller and DVI acknowledge, warrant, and represent that a true and accurate copy of Seller’s Junior Note and Seller’s Junior Security Agreement are incorporated by reference and attached herein as Exhibit C.

(b) “TicketStub.com” Domain Name and Assets. The domain name <ticketstub.com> and all associated and ancillary assets related to the <ticketstub.com> domain name, as described in Exhibit A, will be subject to:

(i) TicketStub.com Note and TickeStub.com Security. A Senior Secured Note payable to Seller in the amount of Five Hundred Thousand Dollars USD ($500,000.00) (the “TicketStub.com Note”) and Senior Security Agreement in favor of Seller dated May 1, 2025 (the “TicketStub.com Security Agreement”) created an Encumbrance on certain Assets described below. The TicketStub.com Note is by and between DVI (as Borrower) and Seller (as Lender) whereby DVI promises to pay Seller the principal sum of $500,000.00 in United States currency and accrued interest on or before the maturity date of December 31, 2025 (“TicketStub.com Note Maturity Date”). As security for the obligations under TicketStub.com Note and every extension or renewal thereof, DVI granted, pledged, conveyed, and delivered to Seller a security interest in all of the right, title, and interest of DVI, in and to the personal property set forth in Schedule A of TicketStub.com Security Agreement as the “Collateral” (the term “Collateral” as defined in the TicketStub.com Security Agreement). The foregoing description of TicketStub.com Note and TicketStub.com Security Agreement is qualified in its entirety by reference to TicketStub.com Note and TicketStub.com Security Agreement. For a complete description of TicketStub.com Note and TicketStub.com Security Agreement, DVI acknowledges, warrants and represents that a true and accurate copy of TicketStub.com Note and TicketStub.com Security Agreement are attached herein as Exhibit D.

Each of the BYP Note, Seller’s Junior Note, and the TicketStub.com Note may be referred to herein as a “Note” or collectively as the “Notes”.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

Each of the BYP Security, Seller’s Junior Security Agreement and the TicketStub.com Security Agreement may be referred to herein as a “Security Agreement” or collectively as the “Security Agreements”.

2.04 Limitations of Assumed Obligations. Except as expressly set forth in Section 2.03 above and this Section 2.04 and ordinary and customary trade payables and related-party loans not to exceed Twenty Thousand Dollars ($20,000 USD), no obligation or liability of Seller or DVI, or relating to Seller’s or DVI’s business, of any nature whatsoever (whether express or implied, fixed or contingent, liquidated or unliquidated, known or unknown, accrued, due or to become due), is being assumed by Buyer, nor will Buyer be liable to pay, perform, or discharge any such obligation or liability, nor will the Assets be subject to any such obligation or liability, save for those shown in the balance sheet of DVI in the Data Room and any disclosed liabilities (in writing) incurred in the ordinary course of business between the date of the balance sheet (June 30, 2025) and the Closing Date.

Article III.
DOCUMENTS TO BE DELIVERED

3.01 Documents to be Delivered by Seller and DVI to Buyer. At or before the Closing, Seller will deliver or procure for delivery to Buyer:

(a) A certificate of Seller and DVI (separately) in the exact forms attached as Exhibit F-1 (“Certificate of Seller”) and Exhibit F-2 (“Certificate of Company”) certifying that: (i) the representation and warranties made by Seller and DVI in this Agreement are true and accurate at and as of the Closing; and (ii) Seller and DVI have performed and complied with all of the terms, provisions, and conditions to be performed and complied with by Seller and DVI at or before the Closing;

(b) Duly executed transfers of the Subject Shares in favor of Buyer, together with the relative share certificate(s) or an indemnity in a form reasonably required by Buyer in the case of any missing share certificate(s);

(c) The certificate of incorporation, certificate(s) of incorporation on change of name (if applicable), and all other statutory records of Company made up to the Closing Date;

(d) All of the books or account, financial and accounting records, correspondence, documents, files memoranda and other papers relating to Company; and

3.02 Corporate Authorization. Procure that a meeting of the board of directors of Company is held at which the transfer of the Subject Shares will be approved for registration and the entry of Buyer into the register of members of Company will be approved, in each case subject only to the transfers being duly stamped and will supply duly signed minutes of that meeting to Buyer.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

3.03 Documents to be Delivered by Buyer to Seller. At the Closing, Buyer will deliver to Seller:

(a) Payment of the Purchase Price in the form specified in Section 1.03 of this Agreement;

(b) A certificate of Buyer in the exact form attached as Exhibit F-3 (“Certificate of Buyer”) certifying that: (i) the representations and warranties made by Buyer in this Agreement are true and accurate at and as of the Closing; and (ii) Buyer has performed and complied with all of the terms, provisions, and conditions to be performed and complied with by Buyer at or before the Closing; and

(c) Any such other certificates and/or documents as Seller or its counsel may reasonably request, such as corporate documents or resolutions pertaining to this transaction.

Article IV.
REPRESENTATIONS AND WARRANTIES

4.01 Representations and Warranties by Seller and Company. The following Representations and Warranties of Seller and Company are given subject to those matters Disclosed. Subject thereto, Seller and Company represent and warrant to Buyer as follows:

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(b) The Company is not required to be qualified or licensed to do business as a foreign corporation in any jurisdiction other than Nevada, except where the failure to be so qualified or licensed will not have a material adverse effect on the conduct of its business or the ownership or use of any of its properties or assets.

(c) That attached Exhibit E sets forth a true and complete list of the names, addresses, and titles of the directors and officers of Company.

(d) All of the shares of the Subject Shares (if any) have been duly authorized and validly issued and are fully paid and none of them was issued in violation of any preemptive or other right. The Company is not a party to or bound by any contract, agreement, or arrangement to issue, sell, or otherwise dispose of or redeem, purchase, or otherwise acquire the Subject Shares, and, except for this Agreement, there is no outstanding option, warrant, or other right to subscribe for or purchase, or contract, agreement, or arrangement with respect to the Subject Shares.

(e) Seller owns all of the Subject Shares, free and clear of all liens, claims, charges, restrictions, equities, and encumbrances of any kind and has full authority, power, and legal right to sell, assign, transfer, and deliver the same.

(f) The execution, delivery, or performance of this Agreement:

(i) will not violate or conflict with the articles of incorporation, certificate of formation, the bylaws, or any other of the governing documents of Company;

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

(ii) will not conflict with or result in any breach of or default under any provision of any contract or agreement of any kind to which Seller or Company is bound or to which any property or asset of any of them is subject;

(iii) is not prohibited by any statute, law, ordinance, regulation, rule, judgment, decree, or order of any court or governmental agency;

(iv) does not require Seller or Company to obtain or make any consent, authorization, approval, of any other person;

(v) will not cause any acceleration of the maturity of any note, instrument, or other obligation to which Company is bound or with respect to which Company is an obligor or guarantor; and

(vi) will not result in the creation or imposition of any lien, claim, charge, restriction, equity, or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to the Subject Shares or any of the properties, assets, businesses, agreement, or contracts of Company.

(g) The Data Room contains all material agreements, financial statements (including a balance sheet for Company), bank records, and other documents supporting the accounting records, and since the date for such financial statements (that include a balance sheet), Company has not:

(i) incurred any material liability or obligation (absolute, accrued, contingent, or otherwise) of any nature, other than in the ordinary course of business;

(ii) had any change in its condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets, or liabilities, other than changes in the ordinary course of business, none of which has been materially adverse;

(iii) suffered any damage, destruction, or loss of physical property (whether or not covered by insurance) materially or adversely affecting its condition (financial or otherwise) or operations (present or prospective);

(iv) save for the Notes, incurred or agreed to incur any indebtedness for borrowed money, other than in the ordinary course of business;

(v) suffered any substantial loss or waived any substantial right;

(vi) save for the Notes, pledged or subjected to any charge, lien, claim, or encumbrance, or agreed to mortgage, pledge, or subject to any charge, lien, claim, or encumbrance, any of its properties or assets;

(vii) declared, set aside, or paid any dividend or made any distribution (whether in cash, property or interest) with respect to any of its capital or redeemed, purchased, or otherwise acquired, or agreed to redeem, purchase, or otherwise acquire, any of its Membership Interest;

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

(viii) increased, or agreed to increase, the compensation or bonuses or special compensation of any kind of any of its officers, employees, or agents other than normal merit and/or cost-of-living increases pursuant to customary arrangements consistently followed, or adopted or increased any benefit under any insurance, pension, or other employee benefit plan, payment, or arrangement made to, for, or with any such officer, employee, or agent;

(ix) lost any major customer or had any material order canceled or knows of any threatened cancellation of any material order;

(x) made or permitted any material amendment or termination of any material contract, agreement, or license to which it is a party other than in the ordinary course of business;

(xi) had any resignation or termination of employment of any of its key officers or employees or knows of any impending or threatened resignation or resignations or termination or terminations of employment that would have a material adverse effect on its operations (present or prospective) or business (present or prospective);

(xii) had any labor trouble or work stoppage or knows of any impending or threatened labor trouble or work stoppage that would adversely affect Company; or

(xiii) become a party to any shareholders agreement or like arrangement regulating the relationship between Company and its shareholder nor between the shareholders themselves analogous to any so-called ‘fundamental business transaction’ or ‘fundamental action’ involving major corporate actions like mergers, consolidations, sales of assets, or charter amendments that require both board of directors and stockholder approval (e.g., Delaware General Corporation Law (DGCL) § 251 (mergers), § 271 (sales of assets), § 242 (charter amendments), and § 144 (interested director transactions)).

(h) All federal, state, local, and foreign tax returns, reports, and statements required to be filed by Company with requisite authorities as of the Closing Date have been properly and timely filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports, and statements are required to be filed, and all federal, state, county, city, municipal, local, foreign, or other governmental taxes, levies, assessments, and charges, liens, claims, or encumbrances upon or relating to Company and its employees, payroll, income, gross receipts, and assets and assets have been paid, including any penalties and interest. Seller further represents and warrants that Seller is responsible for the filing of all federal, state, county, city, municipal, local, foreign, or other governmental tax returns as of the Closing date. Seller will provide Buyer with copies all tax returns filed by Company, copies of which will include all reports, financial or otherwise, filed with the Nevada Secretary of State or United State Internal Revenue Service upon which these returns were prepared. The Tax Computation for the period ending June 30, 2025, contained in the Data Room shows a loss and accordingly there is no corporation tax payable by Company.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

(i) There are no actions, suits, proceedings, or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or threatened or proposed in any manner involving Seller or Company or the Assets of Company that, if asserted and decided adversely to Seller or Company, could materially and adversely affect the present or prospective operations or business of Company.

(j) The Company has never issued any security covered by a registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, and no security issued by Company has ever been registered pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(k) The Company is under the control of one (1) director as described in Exhibit E, and all minute books of board meetings and other actions of the members/managers and committees thereof are contained in the Data Room.

(l) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Buyer and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the Parties for any finder’s fee, brokerage commission, or like payment.

(m) No statement by Seller or Company contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by Seller, Company or any counsel or other agent of Seller or Company to Buyer made pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

(n) All financial documentation and information delivered by Seller or Company and Company to Buyer have been prepared in accordance with generally accepted accounting principles, and fairly and accurately reflect the financial position of Company. There are no undisclosed financial obligations of Company which might adversely affect the value of the Assets to Buyer.

(o) Exhibits B-D are true and correct copies of the Notes and Security Agreements attached hereto as of the dates set forth therein and as of the Effective Date and Closing Date.

(p) Neither Seller nor Company is in breach or default of the BYP Note or BYP Security Agreement as of the Effective Date or the Closing Date.

(q) Neither Seller nor Company is in breach or default of Seller’s Junior Note, Seller’s Junior Security Agreement, TicketStub.com Note, or TicketStub.com Security Agreement as of the Effective Date or the Closing Date.

(r) The Extension Fee, as that term is defined in the recitals of the BYP Note attached hereto as Exhibit B, has been paid or caused to be paid by Seller and Company.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

(s) There is no other class or series of capital stock of Company other than the 100,000 shares of Company Stock authorized, issued, or outstanding, including, but not limited to, any options, warrants, convertible debt, or other rights agreement for the issuance of any such capital stock.

4.02 Representations and Warranties by Buyer. Buyer represents and warrants to Seller as follows:

(a) Buyer has full authority, power, and legal right to enter into this Agreement and acquire the Subject Shares, along with certain assets held by Company as identified as the Assets.

(b) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with Seller and without the intervention of any other person, except for each Parties’ counsel, and in such manner as not to give rise to any valid claim against any of the Parties for any finder’s fee, brokerage commission, or like payment.

(c) No statement by Buyer contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by Buyer or any counsel or other agent of Buyer to Seller made pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

(d) Buyer has conducted its own due diligence and sought independent third-party advice and is entering into this Agreement based upon Buyer’s independent judgment and the documents provided by Seller. Buyer is not relying upon any representations of Seller not contained herein (collectively, “Due Diligence”).

(e) Buyer is not aware of any matter that might give rise to a claim against Seller under the Representations and Warranties given by Seller to Buyer under this Agreement.

(f) As at the Closing, Buyer is fully compliant with all Nasdaq listing and maintenance requirements, free of any pending or current deficiency or delinquency notices, except with respect to any such deficiency or delinquency notice arising out of any prior issuances of shares of LTRY common stock or rights of exercise or exchange into or for such common stock pursuant to an issuer stock option, rights, or incentive plan.

(g) As at the Closing, Buyer is fully compliant with all SEC reporting requirements pursuant to the Exchange Act and otherwise.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

Article V.
CONDITIONS PRECEDENT

5.01 Conditions Precedent to Seller’s Obligation to Sell the Subject Shares. The obligation of Seller to sell the Subject Shares is subject to the fulfillment prior to or at the Closing of the following conditions:

(a) There will not be any uncured material error, misstatement, or omission in the representations and warranties made by Buyer in this Agreement; all representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer to Seller pursuant to this Agreement will be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said.

(b) Buyer will have performed and complied with all the terms, provisions, and conditions of this Agreement to be performed and complied with by Buyer at or before the Closing including, but not limited to, this Section 5.01.

(c) Buyer will pay the Purchase Price within the timelines mentioned under this Agreement.

5.02 Conditions Precedent to Buyer’s Obligation to Purchase the Stock. The obligation of Buyer to purchase the Subject Shares is subject to the fulfillment prior to or at the Closing of the following conditions:

(a) There will not be any uncured material error, misstatement, or omission in the representations and warranties made by Seller or Company in this Agreement; all representations and warranties by Seller or Company contained in this Agreement or in any written statement delivered by Seller and Company to Buyer pursuant to this Agreement will be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except as contemplated by this Agreement and to the extent, if any, Buyer will waive the same);

(b) Seller and Company will have performed and complied with all the terms, provisions, and conditions of this Agreement to be performed and complied with by Seller at or before the Closing.

Article VI.
TERMINATION

6.01 Termination by Buyer. Buyer may, without liability to Seller or Company, terminate this Agreement by written notice to Seller: (i) at any time prior to the Closing if default occurs by Seller or Company in the observance or in the due and timely performance of any of the terms hereof to be performed by Seller or Company that cannot be cured at or prior to the Closing; or (ii) at the Closing if any of the conditions precedent to the performance of Seller’s or Company’s obligations at the Closing will not have been fulfilled, including, but not limited to, the condition precedent contained in Section 5.02(a). In the event of such termination due to an uncured default by Seller or Company, or non-fulfillment of conditions precedent by Seller or Company pursuant to Section 5.01, by the Closing Date, Seller will pay Buyer liquidated damages in the amount of Fifty Thousand Dollars ($50,000 USD) (the “Earnest Money”).

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

6.02 Termination by Seller. Seller may, without liability to Buyer, terminate this Agreement by written notice to Seller: (i) at any time prior to the Closing if default will be made by Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by Buyer that cannot be cured at or prior to the Closing; (ii) at the Closing if any of the conditions precedent to the performance of Buyer’s obligations at the Closing will not have been fulfilled, including, but not limited to, the condition precedent contained in Section 5.01; (iii) if Buyer fails to pay the Purchase Price in accordance with Section 1.03 of this Agreement; or (iv) if Buyer breaches any terms of this Agreement. In the event of such termination due to an uncured default by Buyer or non-fulfillment of conditions precedent by Buyer pursuant to Section 5.02: (i) the Extension Fee (if applicable) will be forfeited by Buyer; (ii) Seller will not be liable to refund any amounts under this Agreement; and (iii) Seller will be relieved from any further obligation under this Agreement.

6.03 Effect of Termination. Except as set forth in Section 6.03 below, if this Agreement is terminated for any reason whatsoever, this Agreement will no longer be of any force or effect, and there will be no liability on the part of any Party except, in the case of termination because of a material default or material breach resulting from the willful fault of another Party, the aggrieved Party or Parties may recover from the defaulting Party the amount of expenses incurred by such aggrieved party or Parties in connection with this Agreement and the transactions contemplated hereby which the aggrieved Party or Parties would otherwise have to bear. If this Agreement is terminated, each Party will: (i) redeliver all documents, work papers, and other materials of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the Party furnishing the same; and (ii) destroy all documents, work papers, and other materials developed by its accountants, agents, and employees in connection with the transactions contemplated hereby that embody proprietary information or trade secrets furnished by any party hereto or deliver such documents, work papers, and other materials to the Party furnishing the same or excise such information or secrets therefrom and all information received by any Party hereto with respect to the business of any other Party or any of its subsidiaries (other than information that is a matter of public knowledge or that has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) will not at any time be used for personal advantage or disclosed by such Party to any third person to the detriment of the Party furnishing such information or any of its subsidiaries.

6.04 Survival. Notwithstanding the Closing or any other provision of this Agreement to the contrary: (i) Section 1.03 (Consideration) of this Agreement will survive until all obligations set forth therein have been fully satisfied and extinguished; and (ii) Section 7.03 (Survival of Representations and Warranties), Section 7.08 (Indemnity), and Section 7.13 (Confidential Information) of this Agreement will survive in perpetuity unless otherwise provided therein.

Article VII.
OTHER PROVISIONS

7.01 Post-Closing Obligations. Buyer will pay all Asset transfer costs and monthly operating costs for Company after the Closing Date (the “Post-Closing Operating Costs”), subject to Buyer’s written approval.

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7.02 Commercial Licenses and Permits Held by Company. Each of Seller and Company represents that, other than as evidenced in the Data Room, no permits, licenses, or authorizations are required to conduct the business of Company on the Closing Date. Seller or Company will provide Buyer with copies of all permits prior to Closing for Buyer’s inspection and approval. Seller and Company warrants that Company’s permits and distributor licenses are validly issued and in full force and effect and fully authorize and allow the conduct of business by Company. Seller or Company have not received notice of default, violation, or termination under any of the permits, and all the requirements, conditions, and obligations to be performed under the permits have been fully performed as of the date hereof and will continue to be performed through the Closing Date. Seller and Company agree that all commercial licenses, permits, or authorizations held by Company for use in business will survive the stock interest transfer and this Agreement. Seller and Company agree to relinquish any and all rights to the use of these permits, licenses, and/or authorizations, and that these permits, licenses, or authorizations will remain the property of Company and be transferred to Buyer at Closing. For the purposes of this Section 7.02, “licenses”, “permits”, and “authorizations” will mean all operating authorities, licenses, certificates, and other approvals or authorizations required or desirable to conduct Seller’s wholesale business in accordance with all applicable laws, regulations, by-laws, and ordinances.

7.03 Survival of Representations and Warranties. All statements contained in any certificate or other instrument delivered by or on behalf of Seller, Company, or Buyer pursuant to this Agreement will be deemed representations and warranties hereunder by the party delivering such certificate or instrument. All representations, warranties, and agreements made by Seller, Company, and Buyer in this Agreement or pursuant hereto will survive the Closing.

7.04 Legal Fees Incurred. Whether or not the Closing is consummated, except as otherwise set forth in Section 6.03 of this Agreement, each of the Parties will pay all of its own legal, consulting and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.

7.05 [Intentionally Omitted.]

7.06 Waiver. The Parties hereto may by written agreement: (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the Parties hereto; or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

7.07 Entire Agreement. This Agreement embodies the entire agreement among the Parties and there have been and are no agreements, representations or warranties, oral or written among the Parties other than those set forth in this Agreement. No other writing may be introduced to determine the Parties’ intent. The Parties acknowledge that no other representations, promises or inducements exist, except as expressly set forth in these agreements. The Parties further acknowledge and understand that these agreements can be modified only through a written instrument executed by both Parties. Any other purported changes, modifications, or alterations to these agreements that are not in written form executed by both Parties will be null and void.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

7.08 Indemnification. Seller and Company will indemnify and hold Buyer harmless from any and all liabilities under any and all obligations of Seller or Company, which arise or accrue before Closing. If Seller or Company fail to indemnify and hold the other harmless after written notice and failure to cure for thirty (30) days, such failure will be considered a default or breach of this Agreement. After Closing, Seller will indemnify Buyer and its affiliates, successors, and assigns of all causes of action in law or equity for any judgments, liens, rights, damages, costs, expenses, compensation, and direct loss monetary damages (collectively “Losses”), but excluding any potential loss of profits (whether direct or indirect), business opportunities, revenues, damage to goodwill, or any special, indirect, consequential, or pure economic loss, costs, damages, charges or expenses that have arisen before Closing or would arise as a result of transactions, dealings, or services of Seller or Company before Closing. Seller will, at its own cost, expense, and risk and responsibility promptly defend, pay, and settle all such third-party claims and actions in such manner as Buyer may reasonably deem fit and will bear and make payment of all reasonable legal costs incurred by Buyer in defending such claims. The advocates and counsels representing Buyer will be appointed at the sole discretion of Buyer, and Seller will have no say. In the event Seller does not defend, pay, or settle any of the third-party claims or actions against Buyer, Buyer will have right and be entitled, but will not be obligated, to defend, pay, or settle such third-party claims and actions, at the sole cost and risk of Seller. This right of Buyer is without prejudice to Buyer’s other rights and remedies in law or in equity. Each of the Parties hereby acknowledges and agrees that this Section 7.08 will survive the Closing and termination of this Agreement; provided, however, that this Section 7.08 will not survive if this Agreement is terminated by Seller pursuant to Section 6.02.

7.09 Pending Litigation. Seller and Company warrant and represent that neither Seller nor Company have any awareness of the existence of any actual or potential claim, demand, suit, cause of action, charge, or grievance possessed by Seller or Company that conflict with the subject matter of this Agreement. Seller and Company warrant and represent that neither Seller nor Company have assigned, authorized, or transferred (in any way, whether directly or indirectly) any claims, demands, suits, causes of action, charges, or grievances of any kind or character that Seller or Company had or may have had prior to the Effective Date or at Closing concerning the subject matter of this Agreement.

7.10 Governing Law. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE VALIDITY, CONSTRUCTIONS, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT. The Parties agree that venue of any and all disputes arising from this Agreement or in any way related to the contractual relationship between the Parties will be in the Chancery Courts of Delaware, and the Parties waive any objections to the jurisdiction of such courts. In the event of a dispute arising from this Agreement, the prevailing party will be entitled to recover reasonable attorney’s fees in addition to any other relief awarded. Subject to approval by such courts, each Party consents to remote attendance by each other Party in any court proceedings.

7.11 Headings. The headings of the articles and paragraphs and subparagraphs of this Agreement are solely for convenience and reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but which together constitute one and the same instrument.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

7.13 Confidential Information. Each Party will preserve and maintain all proprietary information and trade secrets of the other Party received or confirmed in documentary form by each Party pursuant to the transaction contemplated under this Agreement and will not disclose to any third person or use any such proprietary information or trade secret for personal advantage, except that each Party will be free to use and disclose all or any of such proprietary information and trade secrets that: (i) were already in such Party’s possession at the time of disclosure; (ii) are a matter of public knowledge; (iii) have been or are hereafter published other than through other Party; or (iv) are lawfully obtained by such Party from a third person without restrictions of confidentiality. The obligation of each Party contained in this Section 7.13 will terminate at the Closing, or, in the event that a Closing does not occur, will terminate five (5) years after the execution of this Agreement. On or after Closing Date, each Party will have the right to issue a press release, public statement, or other communication in relation to the transactions consummated under this Agreement without the consent of each other Party; provided, however, that such disclosures must be made in good faith and be true and correct. After the Effective Date and prior to Closing or termination of this Agreement, Buyer will be permitted to make such press releases and public filings as may be reasonably necessary or required to satisfy all material disclosure requirements under applicable securities laws; provided, however, that Buyer will give Seller reasonable notice prior to each such disclosure and an opportunity to provide comments to each draft.

7.14 No Unreasonable Interference. Prior to Closing or termination of this Agreement, Buyer will not take any action that reasonably could be expected to interfere unreasonably with the business or operations of Seller or Company.

7.15 Assignment. No Party will have the right to assign this Agreement or its rights hereunder to any third party (including affiliates of any Party) without the express written consent of each other Party.

7.16 Exclusivity and Confidentiality. Seller and Company hereby agree that this Agreement is exclusive to the Parties and that Buyer would suffer irreparable harm should the details of this Agreement be disclosed by Seller or Company. Accordingly, Seller and Company agree that all terms of this Agreement will remain confidential until publicly disclosed by Buyer. Disclosure by Seller of any term of this Agreement to any party (other than Buyer, Seller, Buyer’s counsel, or Seller’s counsel, and Seller’s shareholders who are bound to the same confidentiality obligations set forth in this Agreement) will be deemed a material breach of this Agreement, and Buyer will be entitled to all rights and remedies provided in this Agreement. It is further agreed and acknowledged by Seller that disclosure of the terms of this Agreement or the Agreement in its entirety may be required by Buyer in accordance with the rules and requirements of the SEC or Nasdaq. Such disclosure will not constitute a breach, nor will any announcements or press releases distributed by Buyer pursuant to Section 7.13 constitute a breach of this Agreement. Seller will fully cooperate with Buyer for any disclosures authorized pursuant to Section 7.13.

7.17 Severability. In the event that any provision of this Agreement is determined to be unenforceable for any reason, every other provision of this Agreement will remain in full force and effect. Notwithstanding the foregoing, the Parties will thereupon negotiate in good faith in order to agree to the modified terms of a mutually satisfactory provision, achieving as nearly as possible the same commercial effect, to be substituted for the provisions so found to be unenforceable.

7.18 Anti-Disparagement. Neither Party will disparage, derogate, undermine, embarrass, or otherwise impair the reputation, goodwill, or commercial interests of the other Party or any of its executive officers, directors, partners, or control persons, or portray the other Party or any of its executive officers, directors, partners, and control persons, in a false, competitively adverse, or poor light.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

7.19 Notices. Notices under this Agreement will not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed to the Party at the appropriate address set forth below. Such addresses may be changed from time to time by a Party by providing notice as set forth below. Notices mailed in accordance with these provisions will be deemed received on the third (3rd) day after posting.

SELLER: Concerts Inc. c/o Patrick Ogle 701 S. Carson Street, Suite 200 Carson City, NV 89701 With a copy to: intentionally omitted (will not constitute notice)	COMPANY: DotCom Ventures Inc. c/o Patrick Ogle 701 S. Carson Street, Suite 200 Carson City, NV 89701 With copy: intentionally omitted (will not constitute notice)
BUYER: Lottery.com Inc. 5049 Edwards Road, 4th Floor Fort Worth, Texas 76109 With copies to: intentionally omitted (will not constitute notice) and intentionally omitted (will not constitute notice)

Such addresses may be changed from time to time by a Party by providing notice as set forth above.

*** Signatures follow. ***

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXECUTED in one or more counterparts, each of which will be deemed an original, effective July 22, 2025 (the “Effective Date”).

Seller

CONCERTS INC. (“SELLER”):

By:
Patrick Ogle, its President & CEO

COMPANY

dotcom ventures inc. (“dvi” “COMPANY”):

By:
Patrick Ogle, its President & CEO

BUYER

LOTTERY.COM INC. (“BUYER”):

By:
Matthew McGahan, its President & CEO

*** Exhibits follow. ***

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXHIBIT A

ASSETS

I. SCHEDULE OF CONCERT.COM ASSETS

A.	Licensed Assets:

1.	Domain Names. The domain name “concerts.com”.

2.	Social Media Accounts.

a.	Facebook: https://www.facebook.com/concerts/.

b.	Twitter: https://x.com/concerts/.

c.	Instagram: https://instagram.com/concerts/.

d.	LinkedIn: https://www.linkedin.com/company/concerts-com/.

	3.	Access Rights: All top-level administrative logins, passwords, and codes for the restricted access hardware, software, and cloud-based systems related to the Concerts Assets (e.g., GoDaddy.com hosting account for concerts.com).

	4.	Contract and Vendor Assignments: All contract and vendor accounts to which ownership or license of any of the Concerts Assets are derived (e.g., GoDaddy.com hosting account for concerts.com).

B.	Quitclaim Assets:

	1.	Trademarks:

			a.	Word Mark: “Concerts.com” (Serial No. 85033403) [Abandoned].

			b.	Word Mark: “Concerts.com” (Serial No. 75200228) [Abandoned].

		2.	Trade Names: “Concerts” and “Concerts.com”. Such trade names will include all U.S. and international trademarks and trademark applications that may be derived therefrom.

II.	SCHEDULE OF TICKETSTUB.COM ASSETS

	A.	Licensed Assets:

		1.	Domain Names: The domain name “TicketStub.com”, and the following related domain names: Ticketstub.com, Ticketstub.net, Ticketstub.org, Ticketstubs.com, Ticketstubs.info, Ticketstub.info, Ticketstub.us, Ticketstubs.us, Ticketstubnews.com, Ticketstubonline.com, Ticketstubsonline.com, Ticketstubclub.com, Ticketstubhub.com, Ticket-stub.com, Ticketstubtravel.com, eticketstub.com, eticketstubs.com, Ticketddtun.com, Ticketsnub.com, Ticketsstub.com, ticketstub.tv, Metaticketstubs.com, Ticketstb.com, Ticketstbu.com, Ticketstib.com, Ticketstubb.com, Tickesttub.com, Ticketstube.com, Ticketstubz.com, Ticketstuv.com, Ticketstyb.com, Ticketsub.com, Ticketsutb.com, Tickettsub.com, Tickettub.com, Ticketub.com, Tickstub.com, Ticktestub.com, wwwticketstub.com, wwwticketstubs.com, MyTicketstub.com, iticketstubs.com, TicketstubBlog.com, and Ticketstub.xyz.

		2.	Social Media Accounts:

a.	Facebook: https://www.facebook.com/ticketstubcom/.

b.	Twitter/X.com: https://x.com/TicketStub/.

c.	Instagram: https://www.instagram.com/ticketstub_com/.

		3.	Access Rights. All top-level administrative logins, passwords, and codes for the restricted access hardware, software, and cloud-based systems related to the TicketStub Assets (e.g., GoDaddy.com hosting account for TicketStub.com).

		4.	Contract and Vendor Assignments: All contract and vendor accounts to which ownership or license of any of the TicketStub.com Assets are derived (e.g., GoDaddy.com hosting account for TicketStub.com).

		5.	Trademark: US TM Reg. No. 3,065,118, “TICKETSTUB.COM” for “ticket agency services, namely, providing tickets for sporting events, concerts, and theater nation-wide”.

III.	SCHEDULE OF TECHNOLOGY ASSETS

	A.	Vendor Accounts:

1.	Amazon Web Services AWS.Amazon.com (data and hosting services)

2.	1PASSWORD (secure access management)

3.	LARAVEL VAPOR (serverless deployment platform)

4.	TERMLY.IO (internet disclosure compliance)

5.	SIMPLEMAPS.COM (geographic data services)

6.	USPS (postal services tied to internet services)

7.	Google Ads / Adsense (advertising services)

8.	Facebook Ads (advertising services)

9.	Adcreative.ai (advertising creation services)

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXHIBIT A-1

SELLER AND DVI ASSET PURCHASE AGREEMENT

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXHIBIT B

BYP NOTE AND BYP SECURITY

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXHIBIT C

SELLER’S JUNIOR NOTE AND SELLER’S JUNIOR SECURITY AGREEMENT

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXHIBIT D

TICKETSTUB.COM NOTE AND TICKETSTUB.COM SECURITY AGREEMENT

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXHIBIT E

Directors and Officers of DotCom Ventures Inc.
(the “Company” or “DVI”)

The names and respective addresses of Company directors are as follows:

Name	Address

Patrick Ogle	P.O. Box 682725
Franklin, TN 37068

The names and respective addresses of Company officers are as follows:

Name	Office Held	Address

Patrick Ogle	CEO & President	P.O. Box 682725
Franklin, TN 37068

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXHIBIT F-1

CERTIFICATE OF SELLER

CONCERTS INC., a corporation organized and existing under the laws of the State of Nevada, and having its principal office at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701(“Seller”), makes the representations and warranties below to LOTTERY.COM INC., a corporation organized and existing under the laws of the State of Delaware, and having its principal office at 5049 Edwards Road, 4th Floor, Fort Worth, Texas 76109 (the “Buyer” or “LTRY”), in connection with the Share Purchase and Sale Agreement for DOTCOM VENTURES INC., a corporation organized and existing under the laws of the State of Nevada, and having its principal office at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701 (the “Company” or “DVI”):

(a) One Hundred Percent (100.00%) of the Company Stock is owned and possessed by Seller.

(b) Fifty-One Thousand (51,000) shares of common stock in DVI held by Seller, represent a Fifty-One Percent (51.00%) ownership and majority interest in Company (i.e., the Subject Shares).

(c) DVI is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(d) The Company is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified or licensed will not have a material adverse effect on the conduct of its business or the ownership or use of any of its properties or assets.

(e) Exhibit E attached to the Agreement sets forth a true and complete list of the names, addresses, and titles of the directors and officers of Company.

(f) All the Subject Shares have been duly authorized and validly issued and are fully paid and none of them was issued in violation of any preemptive or other right. The Company is not a party to or bound by any contract, agreement, or arrangement to issue, sell, or otherwise dispose of or redeem, purchase, or otherwise acquire the Subject Shares, and, except for this Agreement, there is no outstanding option, warrant, or other right to subscribe for or purchase, or contract, agreement, or arrangement with respect to the Subject Shares.

(g) Seller owns all of the Subject Shares, free and clear of all liens, claims, charges, restrictions, equities, and encumbrances of any kind and has full authority, power, and legal right to sell, assign, transfer, and deliver the same.

(h) The execution, delivery, or performance of this Agreement:

i.	will not violate or conflict with the articles of incorporation, certificate of formation, the bylaws, or any other of the governing documents of Company;

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

ii.	will not conflict with or result in any breach of or default under any provision of any contract or agreement of any kind to which Seller or Company is bound or to which any property or asset of any of them is subject;

iii.	is not prohibited by any statute, law, ordinance, regulation, rule, judgment, decree, or order of any court or governmental agency;

iv.	does not require Seller or Company to obtain or make any consent, authorization, approval, registration, or filing under any statute, law, ordinance, regulation, rule, judgment, decree, or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person;

v.	will not cause any acceleration of the maturity of any note, instrument, or other obligation to which Company is bound or with respect to which Company is an obligor or guarantor; and

vi.	will not result in the creation or imposition of any lien, claim, charge, restriction, equity, or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to the Interest or any of the properties, assets, business, agreements, or contracts of Company.

(i) All federal, state, local, and foreign tax returns, reports, and statements required to be filed by Company have been properly and timely filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports, and statements are required to be filed, and all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, and charges, liens, claims, or encumbrances upon or relating to Company and its employees, payroll, income, gross receipts, and assets and assets have been paid, including any penalties and interest.

(j) There are no actions, suits, proceedings, or investigations, either at law or in equity, or before any commission or other administrative authority in the United States or any foreign jurisdiction, of any kind now pending or threatened or proposed in any manner involving Seller or Company or the assets of Company that, if asserted and decided adversely to Seller or Company, could materially and adversely affect the present or prospective operations or business of Company.

(k) The Company has complied with and is in compliance with all federal, state, local, and foreign statutes, laws, environmental laws, ordinances, regulations, rules, permits, judgments, orders, and decrees applicable to it or any of its properties, assets, operations, and businesses, and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order, or decree. The Company has received no opinion or memorandum or legal advice from any legal counsel to the effect that it is exposed to any liability or disadvantage that is or may be material to Company.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

(l) The Company has never issued any security covered by a registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, and no security issued by Company has ever been registered pursuant to the Exchange Act.

(m) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Buyer and without the intervention of any other person, other than the individual Parties’ counsel, and in such manner as not to give rise to any valid claim against any of the Parties for any finder’s fee, brokerage commission, or like payment.

(n) No statement by Seller contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by Seller or any counsel or other agent of Seller to Buyer made pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

(o) The Company is under the control of one (1) director as described in Exhibit E, and all minute books of board meetings and other actions of the members/managers and committees thereof are contained in the Data Room.

(p) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Buyer and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the Parties for any finder’s fee, brokerage commission, or like payment.

(q) No statement by Seller or Company contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by Seller, Company, or any counsel or other agent of Seller or Company to Buyer made pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

(r) All financial documentation and information delivered by Seller or Company and Company to Buyer have been prepared in accordance with generally accepted accounting principles, and fairly and accurately reflect the financial position of Company. There are no undisclosed financial obligations of Company that might adversely affect the value of the Assets to Buyer.

(s) Exhibits B-D attached to the Agreement are true and correct copies of the Notes and Security Agreements attached hereto as of the dates set forth therein and as of the Effective Date and Closing Date.

(t) Neither Seller nor Company is in breach or default of the BYP Note or BYP Security Agreement as of the Effective Date or the Closing Date.

(u) Neither Seller nor Company is in breach or default of Seller’s Junior Note, Seller’s Junior Security Agreement, TicketStub.com Note, or TicketStub.com Security Agreement as of the Effective Date or the Closing Date.

(v) The Extension Fee, as that term is defined in the recitals of the BYP Note attached to the Agreement as Exhibit B, has been paid or caused to be paid by Seller and Company.

(w) There is no other class or series of capital stock of Company other than the 100,000 shares of Company Stock authorized, issued, or outstanding, including, but not limited to, any options, warrants, convertible debt, or other rights agreement for the issuance of any such capital stock.

Capitalized terms used but not defined in this Certificate of Seller have the meanings attributed to them in the Agreement. In the event of any discrepancy between the Agreement and this Certificate of Seller, the representations and warranties contained in this Certificate of Seller will govern, control, and prevail.

“The representations, statements and other statements made in this Certificate of Seller are true and correct, to the best of my personal knowledge.”

Concerts Inc.

(This page is intentionally left blank.)

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXHIBIT F-2

CERTIFICATE OF COMPANY

DOTCOM VENTURES INC., a corporation organized and existing under the laws of the State of Nevada, and having its principal office at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701 (the “Company” or “DVI”), makes the representations and warranties below to LOTTERY.COM INC., a corporation organized and existing under the laws of the State of Delaware, and having its principal office at 5049 Edwards Road, 4th Floor, Fort Worth, Texas 76109 (the “Buyer” or “LTRY”), in connection with the Share Purchase and Sale Agreement for DVI:

(a) One Hundred Percent (100.00%) of the Company Stock is owned and possessed by Seller.

(b) Fifty-One Thousand (51,000) shares of common stock in DVI held by Seller, represent a Fifty-One Percent (51.00%) ownership and majority interest in Company (i.e., the Subject Shares).

(c) DVI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(d) The Company is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified or licensed will not have a material adverse effect on the conduct of its business or the ownership or use of any of its properties or assets.

(e) That attached Exhibit E of the Agreement sets forth a true and complete list of the names, addresses and titles of the directors and officers of Company.

(f) All the Subject Shares have been duly authorized and validly issued and are fully paid and none of them was issued in violation of any preemptive or other right. The Company is not a party to or bound by any contract, agreement, or arrangement to issue, sell, or otherwise dispose of or redeem, purchase, or otherwise acquire the Interest, and, except for this Agreement, there is no outstanding option, warrant, or other right to subscribe for or purchase, or contract, agreement, or arrangement with respect to the Interest.

(g) Seller owns all of the Subject Share, free and clear of all liens, claims, charges, restrictions, equities, and encumbrances of any kind and has full authority, power, and legal right to sell, assign, transfer, and deliver the same.

(h) The execution, delivery, or performance of this Agreement:

i.	will not violate or conflict with the articles of incorporation, certificate of formation, the bylaws, or any other of the governing documents of Company;

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

ii.	will not conflict with or result in any breach of or default under any provision of any contract or agreement of any kind to which Seller or Company is bound or to which any property or asset of any of them is subject;

iii.	is not prohibited by any statute, law, ordinance, regulation, rule, judgment, decree, or order of any court or governmental agency;

iv.	does not require Seller or Company to obtain or make any consent, authorization, approval, registration, or filing under any statute, law, ordinance, regulation, rule, judgment, decree, or order of any court or governmental agency, board, bureau, body, department, or authority, or of any other person;

v.	will not cause any acceleration of the maturity of any note, instrument, or other obligation to which Company is bound or with respect to which Company is an obligor or guarantor; and

vi.	will not result in the creation or imposition of any lien, claim, charge, restriction, equity, or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to the Interest or any of the properties, assets, business, agreements, or contracts of Company.

(i) All federal, state, local, and foreign tax returns, reports, and statements required to be filed by Company have been properly and timely filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports, and statements are required to be filed, and all federal, state, county, city, municipal, local, foreign, or other governmental taxes, levies, assessments, and charges, liens, claims, or encumbrances upon or relating to Company and its employees, payroll, income, gross receipts, and assets and assets have been paid, including any penalties and interest.

(j) There are no actions, suits, proceedings, or investigations, either at law or in equity, or before any commission or other administrative authority in the United States or any foreign jurisdiction, of any kind now pending or threatened or proposed in any manner involving Seller or Company or the assets of Company that, if asserted and decided adversely to Seller or Company, could materially and adversely affect the present or prospective operations or business of Company.

(k) The Company has complied with and is in compliance with all federal, state, local, and foreign statutes, laws, environmental laws, ordinances, regulations, rules, permits, judgments, orders, and decrees applicable to it or any of its properties, assets, operations, and businesses, and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order, or decree. The Company has received no opinion or memorandum or legal advice from any legal counsel to the effect that it is exposed to any liability or disadvantage that is or may be material to Company.

SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

(l) The Company has never issued any security covered by a registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, and no security issued by Company has ever been registered pursuant to the Exchange Act.

(m) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Buyer and without the intervention of any other person, other than the individual Parties’ counsel, and in such manner as not to give rise to any valid claim against any of the Parties for any finder’s fee, brokerage commission, or like payment.

(n) No statement by Seller contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by Seller or any counsel or other agent of Seller to Buyer made pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

(o) Exhibits B-D attached to the Agreement are true and correct copies of the Notes and Security Agreements attached hereto as of the dates set forth therein and as of the Effective Date and Closing Date.

(p) Neither Seller nor Company is in breach or default of the BYP Note or BYP Security Agreement as of the Effective Date or the Closing Date.

(q) Neither Seller nor Company is in breach or default of Seller’s Junior Note, Seller’s Junior Security Agreement, TicketStub.com Note, or TicketStub.com Security Agreement as of the Effective Date or the Closing Date.

(r) The Extension Fee, as that term is defined in the recitals of the BYP Note attached to the Agreement as Exhibit B, has been paid or caused to be paid by Seller and Company.

(s) There is no other class or series of capital stock of Company other than the 100,000 shares of Company Stock authorized, issued, or outstanding, including, but not limited to, any options, warrants, convertible debt, or other rights agreement for the issuance of any such capital stock.

Capitalized terms used but not defined in this Certificate of Seller have the meanings attributed to them in the Agreement. In the event of any discrepancy between the Agreement and this Certificate of Seller, the representations and warranties contained in this Certificate of Seller will govern, control, and prevail.

(The remainder of this page is left intentionally blank. Signature and notary page to follow.)

“The representations, statements and other statements made in this Certificate of Company are true and correct, to the best of my personal knowledge.”

DotCom Ventures Inc.

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SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.

EXHIBIT F-3

CERTIFICATE OF BUYER

LOTTERY.COM INC., a corporation organized and existing under the laws of the State of Delaware, and having its principal office at 5049 Edwards Road, 4th Floor, Fort Worth, Texas 76109 (the “Buyer” or “LTRY”), hereby makes the representations and warranties below to CONCERTS INC., a corporation organized and existing under the laws of the State of Nevada, and having its principal office at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701(“Seller”) in connection Share Purchase and Sale Agreement for DOTCOM VENTURES INC., a corporation organized and existing under the laws of the State of Nevada, and having its principal office at 701 S. Carson Street, Suite 200, Carson City, Nevada 89701 (the “Company” or “DVI”):

(a) Buyer has full authority, power, and legal right to enter into this Agreement and acquire the shares of the outstanding interest in Company, along with certain assets held by Company.

(b) All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with Seller and without the intervention of any other person, except for the individual Parties’ counsel, and in such manner as not to give rise to any valid claim against any of the Parties for any finder’s fee, brokerage commission, or like payment.

(c) No statement by Buyer contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by Buyer or any counsel or other agent of Buyer to Seller made pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

(d) Buyer will pay the Purchase Price and True-Up consideration in a timely manner as per the terms of this Agreement, including pursuant to Section 1.03 of this Agreement.

(e) As at the Closing, Buyer is fully compliant with all Nasdaq listing and maintenance requirements, free of any pending or current deficiency or delinquency notices, except with respect to any such deficiency or delinquency notice arising out of any prior issuances of shares of LTRY common stock or rights of exercise or exchange into or for such common stock pursuant to an issuer stock option, rights, or incentive plan.

(f) As at the Closing, Buyer is fully compliant with all SEC reporting requirements pursuant to the Exchange Act and otherwise.

Capitalized terms used but not defined in this Certificate of Buyer have the meanings attributed to them in the Agreement. In the event of any discrepancy between the Agreement and this Certificate of Buyer, the representations and warranties contained in this Certificate of Buyer will govern, control, and prevail.

(The remainder of this page is left intentionally blank. Signature and notary page to follow.)

“The representations, statements and other statements made in this Certificate of Buyer are true and correct, to the best of my personal knowledge.”

Lottery.com Inc.

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SHARE PURCHASE AND SALE AGREEMENT FOR DOTCOM VENTURES INC.
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